Exhibit 99.1

RXO Announces Second-Quarter Results

•Brokerage volume growth of 1% year over year driven by less-than-truckload volume growth of 45%
•Beginning to realize benefits from unified carrier coverage operations; Brokerage gross margin of 14.4% in the quarter
•Last Mile achieved 17% year-over-year stop growth, the fourth consecutive quarter of double-digit growth
•Strong quarterly cash performance with cash balance increasing sequentially

CHARLOTTE, N.C. – August 7, 2025 – RXO (NYSE: RXO) today reported its second-quarter financial results.
RXO Chairman and CEO Drew Wilkerson said, “RXO executed well in the second quarter despite the prolonged soft freight market. Our Brokerage business outperformed the market, growing volume by 1% year-over-year driven by 45% growth in less-than-truckload volume. We’re seeing early benefits from our newly combined carrier and coverage operations, and we delivered Brokerage gross margin of 14.4% in the quarter. Last Mile continued its impressive run of year-over-year growth, achieving 17% stop growth, the fourth consecutive quarter of double-digit growth. Our cash performance in the quarter was strong, and we increased our cash balance sequentially from the first quarter.”
Wilkerson continued, “The actions we’re taking now are yielding results in the short term and positioning us well for the long term. We’re focused on growing profitably, and we’re realizing the benefits of our increased scale. That scale, combined with our cutting-edge technology, is driving productivity improvements. RXO is uniquely positioned to deliver increased earnings power and free cash flow over the long term and across market cycles.”
Companywide Results
RXO’s revenue was $1.4 billion for the second quarter, compared to $930 million in the second quarter of 2024. Gross margin was 17.8%, compared to 19.0% in the second quarter of 2024.
The company reported a second-quarter 2025 GAAP net loss of $9 million, compared to a net loss of $7 million in the second quarter of 2024. The second-quarter 2025 GAAP net loss included $10 million in transaction, integration, restructuring and other costs. Adjusted net income in the quarter was $7 million, compared to adjusted net income of $4 million in the second quarter of 2024.
Adjusted EBITDA was $38 million, compared to $28 million in the second quarter of 2024. Adjusted EBITDA margin was 2.7%, compared to 3.0% in the second quarter of 2024.
Transaction, integration, restructuring and other costs, and amortization of intangibles, impacted GAAP earnings per share by $0.09, net of tax. For the second quarter, RXO reported a GAAP diluted loss per share of $0.05. Adjusted diluted earnings per share was $0.04.
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Brokerage
Volume in RXO’s Brokerage business, including the impact of the Coyote Logistics acquisition in both periods, increased by 1% year over year in the second quarter. Less-than-truckload volume increased by 45% but was partially offset by a 12% decline in full truckload volume.
Brokerage gross margin was 14.4% in the second quarter.
Complementary Services
Managed Transportation again increased the synergy loads provided to Brokerage.
Last Mile stops grew by 17% year-over-year.
RXO’s complementary services gross margin was 22.8% for the quarter.
Third-Quarter Outlook
RXO expects third-quarter 2025 adjusted EBITDA to be between $33 million and $43 million.
In Brokerage, the company expects overall volume growth to be approximately flat year-over-year and gross margin to be between 13.5% and 15.0% in the third quarter.
Conference Call
The company will hold a conference call and webcast on Thursday, August 7 at 8 a.m. Eastern Daylight Time. Participants can call in toll-free (from U.S./Canada) at 1-800-549-8228; international callers dial +1-289-819-1520. The conference ID is 82712.
A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com. A replay of the conference call will be available through August 13, 2025, by calling toll-free (from U.S./Canada) 1-888-660-6264; international callers dial +1-289-819-1325. Use the passcode 82712#. Additionally, the call will be archived on http://investors.rxo.com.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit  RXO.com  for more information and connect with RXO on Facebook, X, LinkedIn, Instagram and YouTube.
Media Contact
Nina Reinhardt
nina.reinhardt@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com

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Non-GAAP Financial Measures
We provide reconciliations of the non-GAAP financial measures contained in this release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.
The non-GAAP financial measures in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; and adjusted net income (loss) and adjusted diluted income (loss) per share (“adjusted EPS”).
We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance.
We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net income (loss) and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business.
With respect to our financial outlook for the third quarter of 2025 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.
Forward-looking Statements
This release includes forward-looking statements, including statements relating to our outlook, integration with Coyote Logistics and cash synergies. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
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These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: the effect of the completion of the transaction to acquire Coyote Logistics on the parties' business relationships and business generally; competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

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RXO, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024	2025	2024
Revenue	$1,419	$930	$2,852	$1,843
Cost of transportation and services (exclusive of depreciation and amortization)	1,118	700	2,271	1,399
Direct operating expense (exclusive of depreciation and amortization)	47	50	95	103
Sales, general and administrative expense	214	154	424	299
Depreciation and amortization expense	30	17	62	33
Transaction and integration costs	7	7	13	8
Restructuring costs	3	2	17	13
Operating income (loss)	$—	$—	$(30)	$(12)
Other expense	2	—	2	1
Interest expense, net	8	8	17	16
Loss before income taxes	$(10)	$(8)	$(49)	$(29)
Income tax benefit	(1)	(1)	(9)	(7)
Net loss	$(9)	$(7)	$(40)	$(22)

Loss per share
Basic	$(0.05)	$(0.06)	$(0.24)	$(0.19)
Diluted	$(0.05)	$(0.06)	$(0.24)	$(0.19)

Weighted-average common shares outstanding
Basic	168,525	117,579	168,275	117,398
Diluted	168,525	117,579	168,275	117,398
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RXO, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$18	$35
Accounts receivable, net of $16 and $13 in allowances, respectively	1,065	1,227
Other current assets	101	77
Total current assets	1,184	1,339
Long-term assets
Property and equipment, net of $351 and $317 in accumulated depreciation, respectively	137	135
Operating lease assets	250	276
Goodwill	1,125	1,123
Identifiable intangible assets, net of $144 and $146 in accumulated amortization, respectively	474	499
Other long-term assets	31	42
Total long-term assets	2,017	2,075
Total assets	$3,201	$3,414
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$461	$568
Accrued expenses	315	373
Short-term debt and current maturities of long-term debt	16	17
Short-term operating lease liabilities	75	81
Other current liabilities	13	26
Total current liabilities	880	1,065
Long-term liabilities
Long-term debt and obligations under finance leases	387	351
Deferred tax liabilities	75	88
Long-term operating lease liabilities	201	215
Other long-term liabilities	70	83
Total long-term liabilities	733	737
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value; 10,000 shares authorized; 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 300,000 shares authorized; 163,970 and 162,517 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	1,915	1,904
Accumulated deficit	(324)	(284)
Accumulated other comprehensive loss	(5)	(10)
Total equity	1,588	1,612
Total liabilities and equity	$3,201	$3,414

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RXO, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In millions)	2025	2024
Operating activities
Net loss	$(40)	$(22)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization expense	62	33
Stock compensation expense	14	11
Deferred tax benefit	(13)	(9)
Impairment of operating lease assets	4	—
Other	6	2
Changes in assets and liabilities
Accounts receivable	159	13
Other current assets and other long-term assets	(7)	1
Accounts payable	(93)	(27)
Accrued expenses, other current liabilities and other long-term liabilities	(71)	—
Net cash provided by operating activities	21	2
Investing activities
Payment for purchases of property and equipment	(29)	(22)
Proceeds from sale of property and equipment	1	—
Business acquisition, net of cash acquired	(10)	—
Other	(5)	—
Net cash used in investing activities	(43)	(22)
Financing activities
Proceeds from borrowings on revolving credit facilities	261	119
Repayment of borrowings on revolving credit facilities	(227)	(92)
Payment for equity issuance costs	(1)	—
Payment for tax withholdings related to vesting of stock compensation awards	(18)	(3)
Repayment of debt and finance leases	(1)	(1)
Other	(10)	(1)
Net cash provided by financing activities	4	22
Effect of exchange rates on cash, cash equivalents and restricted cash	2	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(16)	2
Cash, cash equivalents, and restricted cash, beginning of period	35	5
Cash, cash equivalents, and restricted cash, end of period	$19	$7
Supplemental disclosure of cash flow information:
Leased assets obtained in exchange for new operating lease liabilities	$22	$49
Cash paid for income taxes, net	4	2
Cash paid for interest, net	16	15
Purchases of property and equipment in accounts payable, accrued expenses and other liabilities	10	1
Accrued tax withholdings related to vesting of stock compensation awards	—	1
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RXO, Inc.
Revenue Disaggregated by Service Offering
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Revenue
Truck brokerage	$1,025	$543	$2,092	$1,107
Last mile	315	265	593	497
Managed transportation	142	156	279	308
Eliminations	(63)	(34)	(112)	(69)
Total	$1,419	$930	$2,852	$1,843
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RXO, Inc.
Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(9)	$(7)	$(40)	$(22)
Interest expense, net	8	8	17	16
Income tax benefit	(1)	(1)	(9)	(7)
Depreciation and amortization expense	30	17	62	33
Transaction and integration costs	7	7	13	8
Restructuring and other costs	3	4	17	15
Adjusted EBITDA (1)	$38	$28	$60	$43

Revenue	$1,419	$930	$2,852	$1,843
Adjusted EBITDA margin (1) (2)	2.7%	3.0%	2.1%	2.3%

(1)See the “Non-GAAP Financial Measures” section of the press release.
(2)Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

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RXO, Inc.
Reconciliation of Net Loss to Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Share
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024	2025	2024
Reconciliation of Net Loss to Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Share
Net loss	$(9)	$(7)	$(40)	$(22)
Amortization of intangible assets	11	3	26	6
Transaction and integration costs	7	7	13	8
Restructuring and other costs	3	4	17	15
Income tax associated with adjustments above (1)	(5)	(3)	(14)	(7)
Adjusted net income (loss) (2)	$7	$4	$2	$—

Adjusted diluted income (loss) per share (2)	$0.04	$0.03	$0.01	$—

Weighted-average shares outstanding
Diluted	169,077	119,837	169,143	117,398

(1)The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net loss. Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.
(2)See the “Non-GAAP Financial Measures” section of the press release.

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RXO, Inc.
Calculation of Gross Margin and Gross Margin as a Percentage of Revenue
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2025	2024	2025	2024
Revenue
Truck brokerage	$1,025	$543	$2,092	$1,107
Complementary services (1)	457	421	872	805
Eliminations	(63)	(34)	(112)	(69)
Revenue	$1,419	$930	$2,852	$1,843

Cost of transportation and services (exclusive of depreciation and amortization)
Truck brokerage	$877	$462	$1,801	$946
Complementary services (1)	304	272	582	522
Eliminations	(63)	(34)	(112)	(69)
Cost of transportation and services (exclusive of depreciation and amortization)	$1,118	$700	$2,271	$1,399

Direct operating expense (exclusive of depreciation and amortization)
Truck brokerage	$—	$—	$1	$—
Complementary services (1)	47	50	94	103
Direct operating expense (exclusive of depreciation and amortization)	$47	$50	$95	$103

Direct depreciation and amortization expense
Truck brokerage	$—	$1	$—	$1
Complementary services (1)	2	2	5	4
Direct depreciation and amortization expense	$2	$3	$5	$5

Gross margin
Truck brokerage	$148	$80	$290	$160
Complementary services (1)	104	97	191	176
Gross margin	$252	$177	$481	$336

Gross margin as a percentage of revenue
Truck brokerage	14.4%	14.7%	13.9%	14.5%
Complementary services (1)	22.8%	23.0%	21.9%	21.9%
Gross margin as a percentage of revenue	17.8%	19.0%	16.9%	18.2%

(1)Complementary services include last mile and managed transportation services.
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